EXHIBIT 5.1

Gary R. Henrie

Attorney at Law

Licensed in the States of Nevada and Utah

619 South 1040 East	Telephone: 307-200-9415
American Fork, UT 84003	e-mail: grhlaw@hotmail.com

November 28, 2025

Lightbridge Corporation

11710 Plaza America Drive

Suite 2000

Reston, VA 20190

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special Nevada counsel for Lightbridge Corporation, a Nevada corporation (the “Company”), in connection with its automatic shelf registration statement on Form S-3ASR, as amended (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), relating to the proposed public offering of an indeterminate number of the following securities of the Company, pursuant to the following prospectuses included therein: (A) the base prospectus (the “Base Prospectus”), relating to one or more series of the following securities of the Company: (i) unsecured debt securities (the “Debt Securities”); (ii) shares of preferred stock, $0.001 par value per share (the “Preferred Shares”); (iii) shares (the “Base Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (iv) warrants to purchase Debt Securities (the “Debt Warrants”); (v) warrants to purchase Preferred Shares (the “Preferred Stock Warrants”); (vi) warrants to purchase Common Stock (the “Common Stock Warrants”); (vii) Preferred Shares represented by depositary receipts (the “Depositary Shares”); (viii) purchase contracts to purchase or sell Debt Securities, Preferred Shares, Common Stock, Debt Warrants, Preferred Stock Warrants, Common Stock Warrants or Depositary Shares, or debt obligations of third parties (the “Purchase Contracts”); and (ix) units consisting of any of the Company’s other Base Securities (as defined herein) (the “Units,” and together with the Debt Securities, Preferred Shares, Base Shares, Debt Warrants, Preferred Stock Warrants, Common Stock Warrants, Depositary Shares and Purchase Contracts, the “Base Securities”); and (B) the “at the market offering” prospectus (the “ATM Prospectus” and, together with the Base Prospectus, the “Prospectuses”), relating to the sale from time to time and at various prices in an “at the market offering” by the Company of Common Stock, having an aggregate offering price of up to $150,000,000, through Jefferies LLC (“Jefferies”), as the sales agent, pursuant to that certain Open Market Sale AgreementSM, dated as of June 5, 2025 (the “Sales Agreement”), by and between the Company and Jefferies (the “ATM Shares” and, together with the Base Shares, the “Common Shares” and, together with the Base Securities, the “Securities”); all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the Prospectuses, and, in the case of the Base Securities, as to be set forth in one or more supplements to the Base Prospectus.

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We have been advised by the Company that:

A.

The Debt Securities may be senior, senior subordinated or subordinated debt, and if issued, will be issued pursuant to an Indenture in substantially the form of Exhibit 4.5 to the Registration Statement (the “Indenture”) to be entered into between the Company and a trustee to be identified in the Indenture (the “Trustee”). The form of the Debt Securities will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any Debt Securities will be set forth in a supplement to the Base Prospectus;

B.

The Debt Warrants will be issued pursuant to one or more debt warrant agreements to be entered into between the Company and a warrant agent selected by the Company (the “Debt Warrant Agreement”). The Debt Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any Debt Warrants will be set forth in a supplement to the Base Prospectus;

C.

The Preferred Stock Warrants may be issued pursuant to one or more equity warrant agreements to be entered into between the Company and a warrant agent selected by the Company (the “Preferred Stock Warrant Agreement”). The Preferred Stock Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Preferred Stock Warrants will be set forth in a supplement to the Base Prospectus;

D.

The Common Stock Warrants may be issued pursuant to one or more equity warrant agreements to be entered into between the Company and a warrant agent selected by the Company (the “Common Stock Warrant Agreement”). The Common Stock Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any Common Stock Warrants will be set forth in a supplement to the Base Prospectus;

E.

The Depositary Shares will be issued pursuant to one or more deposit agreements to be entered into between the Company and a financial institution identified therein as a depositary (the “Deposit Agreement”). The Deposit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Depositary Shares will be set forth in a supplement to the Base Prospectus;

F.

The Purchase Contracts will be issued pursuant to one or more agreements to be entered into between the Company and a financial institution or other party identified therein (the “Purchase Agreement”). The Purchase Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Purchase Contracts will be set forth in a supplement to the Base Prospectus; and

G.

Units may be issued pursuant to one or more unit agreements to be entered into between the Company and a Unit agent selected by the Company (the “Unit Agreement”). The Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Units will be set forth in a supplement to the Base Prospectus.

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (vi) with respect to the sale of any Base Securities, a prospectus supplement will have been prepared and filed with the Commission describing the Base Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Base Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) there will not have occurred any change in law affecting the validity or enforceability of such Securities; (x) at the time of the sale, issuance or delivery of the Securities, the authorization of such Securities by the Company’s Board of Directors or applicable committee thereof will not have been modified or rescinded; (xi) with respect to the Common Shares and Preferred Shares, the Company will have a sufficient number of authorized but unissued shares thereof under its charter, and will have reserved from such authorized but unissued and unreserved shares, sufficient shares for the issuance thereof; (xii) the certificates representing the Securities will be duly authorized, executed and delivered; and (xiii) where applicable, the Securities will be properly authenticated by the manual signature of an authorized representative of the Trustee, warrant agent, unit agent or transfer agent.

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Based upon the foregoing, we are of the opinion that:

1. The Base Shares (including any Base Shares duly issued upon the exchange or conversion of Debt Securities or Preferred Shares that are exchangeable for or convertible into Base Shares or upon the exercise of Common Stock Warrants, Purchase Contracts or Units and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise) will be validly issued, fully paid and nonassessable, provided that (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Base Shares in exchange for a consideration that the Board of Directors or such committee determines as adequate (“Authorizing Resolutions”), (ii) the offer and sale of the Base Shares and the issuance and delivery thereof are in conformity with the Company’s charter and bylaws, and do not violate any applicable law, or result in a default under or breach of any agreement or instrument binding on the Company or a violation of any restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

2. The Preferred Shares (including any Preferred Shares represented by Depositary Shares or that are duly issued upon the exercise of Preferred Stock Warrants, Purchase Contracts or Units and receipt by the Company of any additional consideration payable upon such exercise) will be validly issued, fully paid and nonassessable, provided that (i) such Preferred Shares are specifically authorized for issuance by Authorizing Resolutions which include the terms on and consideration for which the Preferred Shares are to be issued, (ii) the offer and sale of the Preferred Shares and the issuance and delivery thereof are in conformity with the Company’s charter and bylaws, and do not violate any applicable law, or result in a default under or breach of any agreement or instrument binding on the Company or a violation of any restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

3. The Company has the corporate authority under Nevada law to execute and deliver one or more Indentures and the Debt Securities.

4. The Company has the corporate authority under Nevada law to execute and deliver one or more Debt Warrant Agreements.

5. The Company has the corporate authority under Nevada law to execute and deliver one or more Preferred Stock Warrant Agreements.

6. The Company has the corporate authority under Nevada law to execute and deliver one or more Common Stock Warrant Agreements.

7. The Company has the corporate authority under Nevada law to execute and deliver one or more Deposit Agreements.

8. The Company has the corporate authority under Nevada law to execute and deliver one or more Purchase Contracts Agreements.

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9. The Company has the corporate authority under Nevada law to execute and deliver one or more Unit Agreements.

10. The ATM Shares have been duly authorized by all necessary corporate action on the part of the Company and, following (i) issuance and delivery of the ATM Shares in the manner contemplated by the Sales Agreement, and (ii) receipt by the Company of the consideration for the ATM Shares specified in the resolutions of the Board of Directors of the Company, the ATM Shares will be validly issued, fully paid, and nonassessable.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, receivership, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers or agents of the Company.

We express no opinions concerning: (i) the validity or enforceability of any provisions contained in the Debt Securities, Indenture, Debt Warrant Agreement, Preferred Stock Warrant Agreement, Common Stock Warrant Agreement, Deposit Agreement, Purchase Agreement or Unit Agreement, as applicable, that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; and (ii) any securities into which the Debt Securities, Debt Warrants, Preferred Stock Warrants, Common Stock Warrants, Depositary Shares, Purchase Contracts or Units, as applicable, may be convertible or exercisable, except as opined to herein. Furthermore, the opinions expressed herein as to the Indenture and the Debt Securities do not include any opinion with respect to the creation, validity, perfection or priority of any security interest or lien or any opinion with respect to compliance with laws relating to the permissible rates of interest.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is limited to matters governed by the Nevada Revised Statutes (including the statutory provisions and reported judicial decisions interpreting such law) and the laws of the State of Nevada. We disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein, nor do we deliver any opinion as to the extent to which any laws other than the laws of the State of Nevada apply or the effect of any such other laws should they apply.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectuses and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Hogan Lovells US LLP may rely on this opinion as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company relating to the validity of the Base Securities (other than the Base Shares and Preferred Shares), as filed with the Commission as Exhibit 5.2 to the Registration Statement.

Sincerely,

/s/ Gary R. Henrie

Gary R. Henrie

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